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            [LETTERHEAD OF GRAY CARY WARE FREIDENRICH APPEARS HERE]

ATTORNEYS AT LAW
400 HAMILTON AVENUE
PALO ALTO, CA 94301-1825
TEL (415) 328-6561
FAX (415) 327-3699

                                                                   EXHIBIT NO. 5
                                                                    OUR FILE NO.
                                                                  1040512-903000
                                  May 2, 1997

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Ladies and Gentlemen:

     As legal counsel for DSP Technology Inc., a California corporation (the "Company"), we are rendering this opinion in connection with the registration under the Securities Act of 1933, as amended, of up to 316,000 shares of the Common Stock, without par value, of the Company which may be issued pursuant to the exercise of options granted under the DSP Technology Inc. 1991 Stock Option Plan ("1991 Plan") and granted to Mr. Michael Ford ("Ford Options"). We have examined all instruments, documents and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies.

     We are admitted to practice only in the State of California and we express no opinion concerning any law other than the law of the State of California, and the federal law of the United States. Based on such examination, we are of the opinion that the 316,000 shares of Common Stock which may be issued upon exercise of options granted under the 1991 Plan and upon exercise of the Ford Options are duly authorized shares of the Company's Common Stock, and, when issued against payment of the purchase price therefor in accordance with the provisions of the 1991 Plan and the Ford Options, will be validly issued, fully paid and nonassessable. We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and the use of our name wherever it appears in said Registration Statement.

                                 Respectfully submitted,

                                 /s/ Gray Cary Ware & Freidenrich

                                 GRAY CARY WARE & FREIDENRICH
                                 A Professional Corporation


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